                                                                    EXHIBIT 12.1


                       FIDELITY NATIONAL FINANCIAL, INC.

                       Ratio of Earnings to Fixed Charges


                                                                                                      Nine months ended
                                                                Year ended December 31,                 September 30,
                                                   ------------------------------------------------   -----------------
                                                     1994      1995     1996      1997       1997      1998      1999
                                                   -------   -------   -------   -------   --------   -------   -------
                                                                         (Dollars in thousands)
Earnings:
  Earnings                                         $15,577   $ 7,953   $29,241   $47,308   $105,692   $76,920   $62,115
  Fixed charges                                     13,779    15,053    16,885    18,208     21,456    12,751    10,599
                                                   -------   -------   -------   -------   --------   -------   -------
                                                   $29,356   $23,006   $46,126   $65,516   $127,148   $89,671   $72,714
                                                   =======   =======   =======   =======   ========   =======   =======
Fixed charges:
  Interest expense                                 $ 9,078   $10,137   $11,590   $12,269   $ 17,024   $ 9,414   $10,047
  Amortization of original issue discount
    and debt issuance costs                          4,701     4,916     5,295     5,939      4,432     3,337       552
                                                   -------   -------   -------   -------   --------   -------   -------
                                                   $13,779   $15,053   $16,885   $18,208   $ 21,456   $12,751   $10,599
                                                   =======   =======   =======   =======   ========   =======   =======

Ratio of Earnings to Fixed charges                     2.1       1.5       2.7       3.6       5.9        7.0       6.9